Exhibit 25.2

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY
UNDER THE TRUST INDENTURE ACT OF 1939 OF A
CORPORATION DESIGNATED TO ACT AS TRUSTEE

CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY
OF A TRUSTEE PURSUANT TO SECTION 305(b)(2)    ☐

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.
(Exact name of trustee as specified in its charter)

N/A (Jurisdiction of incorporation or organization if not a U.S. national bank)	95-3571558 (I.R.S. Employer Identification Number)

333 South Hope Street, Suite 2525 Los Angeles, California (Address of principal executive offices)	90071 (Zip code)

Legal Department
        The Bank of New York Mellon Trust Company, N.A.
240 Greenwich Street
New York, NY 10286
(212) 635-1270
 (Name, address and telephone number of agent for service)

WASTE MANAGEMENT, INC.

(Exact name of obligor as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	73-1309529 (I.R.S. Employer Identification Number)

800 Capitol Street, Suite 3000 Houston, Texas (Address of principal executive offices)	77002 (Zip code)

SEE TABLE OF ADDITIONAL GUARANTOR OBLIGOR

Subordinated Debt Securities

(Title of the indenture securities)

TABLE OF ADDITIONAL GUARANTOR OBLIGOR

Exact Name of Additional Guarantor as Specified in its Charter	State or Other Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification Number	Address, Including Zip Code, of Principal Executive Offices
Waste Management Holdings, Inc.	Delaware	36-2660763	800 Capitol Street, Suite 3000 Houston, Texas 77002

Item 1.	General Information.

Furnish the following information as to the Trustee:

(a)	Name and address of each examining or supervising authority to which it is subject.

Name	Address

Comptroller of the Currency – United States Department of the Treasury	Washington, D.C. 20219

Federal Reserve Bank	San Francisco, California 94105

Federal Deposit Insurance Corporation	Washington, D.C. 20429

(b)	Whether it is authorized to exercise corporate trust powers.

Yes.

Item 2.	Affiliations with the Obligor.

If the obligor is an affiliate of the Trustee, describe each such affiliation.

None.

Item 16.	List of Exhibits.

Exhibits identified in parentheses below, on file with the Securities and Exchange Commission, are incorporated herein by reference as an exhibit hereto, pursuant to Rule 7a-29 under the Trust Indenture Act of 1939 (the “Act”) and 17 C.F.R. 229.10(d).

1.	A copy of the articles of association of The Bank of New York Mellon Trust Company, N.A. (Exhibit 1 to Form T-1 filed pursuant to Section 305(b)(2) of the Act in connection with Registration Statement No. 333-135006-10)

2.	A copy of certificate of authority of the Trustee to commence business. (Exhibit 2 to Form T-1 filed with Registration Statement No. 333-121948).

3.	A copy of the authorization of the Trustee to exercise corporate trust powers. (Exhibit 3 to Form T-1 filed pursuant to Section 305(b)(2) of the Act in connection with Registration Statement No. 333-135006-10).

4.	A copy of the existing by-laws of the Trustee. (Exhibit 4 to Form T-1 filed pursuant to Section 305(b)(2) of the Act in connection with Registration Statement No. 333-135006-10).

5.	Not applicable.

6.	The consent of the Trustee required by Section 321(b) of the Act. (Exhibit 6 to Form T-1 filed pursuant to Section 305(b)(2) of the Act in connection with Registration Statement No. 333-135006-10).

7.	A copy of the latest report of condition of the Trustee published pursuant to law or to the requirements of its supervising or examining authority.

8.	Not applicable.

9.	Not applicable.

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SIGNATURE

Pursuant to the requirements of the Act, the Trustee, The Bank of New York Mellon Trust Company, N.A., a banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Chicago, and State of Illinois, on the 26th day of April, 2022.

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.

By:	/s/ Lawrence M. Kusch
Name:	Lawrence M. Kusch
Title:	Vice President

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EXHIBIT 7

Consolidated Report of Condition of

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.

of 333 South Hope Street, Suite 2525, Los Angeles, CA 90071

At the close of business December 31, 2021, published in accordance with Federal regulatory authority instructions.

Dollar amounts
in thousands
ASSETS

Cash and balances due from depository institutions:
Noninterest-bearing balances and currency and coin	1,603
Interest-bearing balances	397,503
Securities:
Held-to-maturity securities	0
Available-for-sale debt securities	51,107
Equity securities with readily determinable fair values not held for trading	0
Federal funds sold and securities
purchased under agreements to resell:
Federal funds sold in domestic offices	0
Securities purchased under agreements to resell	0
Loans and lease financing receivables:
Loans and leases held for sale	0
Loans and leases, held for investment	0
LESS: Allowance for loan and lease losses	0
Loans and leases held for investment, net of allowance	0
Trading assets	0
Premises and fixed assets (including capitalized leases)	19,483
Other real estate owned	0
Investments in unconsolidated subsidiaries and associated companies	0
Direct and indirect investments in real estate ventures	0
Intangible assets	856,313
Other assets	90,124
Total assets	$1,416,133

LIABILITIES

Deposits:
In domestic offices	876
Noninterest-bearing	876
Interest-bearing	0

Federal funds purchased and securities sold under agreements to repurchase:
Federal funds purchased in domestic offices	0
Securities sold under agreements to repurchase	0
Trading liabilities	0
Other borrowed money:
(includes mortgage indebtedness and obligations under capitalized leases)	0
Not applicable
Not applicable
Subordinated notes and debentures	0
Other liabilities	275,893
Total liabilities	276,769
Not applicable

EQUITY CAPITAL

Perpetual preferred stock and related surplus	0
Common stock	1,000
Surplus (exclude all surplus related to preferred stock)	324,786
Not available
Retained earnings	813,129
Accumulated other comprehensive income	449
Other equity capital components	0
Not available
Total bank equity capital	1,139,364
Noncontrolling (minority) interests in consolidated subsidiaries	0
Total equity capital	1,139,364
Total liabilities and equity capital	1,416,133

I, Matthew J. McNulty, CFO of the above-named bank do hereby declare that the Reports of Condition and Income (including the supporting schedules) for this report date have been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and are true to the best of my knowledge and belief.

Matthew J. McNulty         )                  CFO

We, the undersigned directors (Trustees), attest to the correctness of the Report of Condition (including the supporting schedules) for this report date and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true and correct.

Antonio I. Portuondo, President    )

Michael P. Scott, Managing Director          )             Directors (Trustees)

Kevin P. Caffrey, Managing Director          )